                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                REGIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 13, 1998

                            ------------------------

TO THE SHAREHOLDERS OF REGIS CORPORATION:

    The Annual Meeting of the Shareholders of Regis Corporation ("the Company") will be held at the Minneapolis Institute of Arts, 2400 Third Avenue South, Minneapolis, Minnesota, on October 13, 1998, commencing at 4:00 p.m., for the following purposes:

    1. To elect eight directors to serve for a one-year term and until their successors are elected and qualified; and

    2. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Only holders of record of the Company's Common Stock at the close of business on September 4, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

    A list of shareholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, at the Company's executive offices located at 7201 Metro Boulevard, Edina, Minnesota, during ordinary business hours for at least ten days prior to the Annual Meeting and for the duration of the Annual Meeting itself.

    Whether or not you plan to attend the Annual Meeting in person, please fill in, sign and date the enclosed proxy and mail it promptly. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

    Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

                                          By Order of the Board of Directors
                                          Bert M. Gross
                                          SECRETARY

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

September 17, 1998

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 13, 1998

    This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on October 13, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    The address of the principal executive office of the Company is 7201 Metro Boulevard, Minneapolis, Minnesota 55439. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on September 17, 1998.

                     SOLICITATION AND REVOCATION OF PROXIES

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter without extra compensation.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

                                 VOTING RIGHTS

    Only shareholders of record of the Company's 23,838,780 shares of Common Stock outstanding as of the close of business on September 4, 1998, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

                             ELECTION OF DIRECTORS

    Eight directors are to be elected at this annual meeting, each to hold office for one year until the 1999 annual meeting of shareholders. The Board of Directors has nominated the eight persons named below for election as directors. All of the nominees are presently directors of the Company.

    The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of the Company. In the event any one or more of such nominees shall unexpectedly become unavailable for reelection, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The following table contains certain information with respect to the nominees:

         NAME               AGE                              POSITION
----------------------  -----------  ---------------------------------------------------------
Rolf F. Bjelland                60   Director
Paul D. Finkelstein             56   President, Chief Executive Officer and Director
Christopher A. Fox              48   Executive Vice President and Director
Thomas L. Gregory               62   Director
Van Zandt Hawn                  53   Director
Susan Hoyt                      54   Director
David B. Kunin                  39   Vice President, The Regis Foundation and Director
Myron Kunin                     69   Chairman of the Board of Directors

    Mr. Bjelland was elected a Director of the Company in 1983. Since 1983, Mr. Bjelland has been the Executive Vice President--Chief Investment Officer of Lutheran Brotherhood, a fraternal insurance society.

    Mr. Finkelstein has served as President and Chief Executive Officer of the Company since July 1, 1996, and was Chief Operating Officer of the Company from December, 1987 until June 30, 1996. He has been a director of the Company since 1987.

    Mr. Fox was elected Executive Vice President of the Company in August, 1994, and was Senior Vice President, Real Estate, of the Company from 1988 until August, 1994. He has been a Director of the Company since 1989.

    Mr. Gregory was elected a Director of the Company on November 13, 1996. Mr. Gregory had been a director of Supercuts, Inc. from 1991 until Supercuts was acquired by a subsidiary of the Company on October 25, 1996. He was Chairman of the Board of Supercuts from January 4, 1996 until October 25, 1996, and served as interim Chief Executive Officer of Supercuts from January 4, 1996 until January 31, 1996. From 1980 through 1994, Mr. Gregory held various executive positions with Sizzler International, Inc. and its predecessors, including President, Chief Executive Officer, Director and Vice Chairman. He is currently a director of the Cheesecake Factory, Inc. and J J North Restaurants.

    Mr. Hawn was elected a Director of the Company in 1991. He is a managing director and a founder of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm.

    Ms. Hoyt was elected a Director of the Company in 1995. She is Executive Vice President of Human Resources of Staples, Inc. From 1991 to 1996, she was Executive Vice President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation.

    Mr. David Kunin was elected a Director of the Company in 1997. He is the Chief Executive Officer of Beautopia, LLC, a manufacturer of hair care products. He was employed at various positions at Regis Corporation since July, 1990 and was Vice President, Marketing, of the Company from November, 1992, until February, 1997, when he became Chief Executive Officer of Beautopia LLC, and Vice President of The Regis Foundation. He is the son of Myron Kunin.

    Mr. Myron Kunin is a founder of the Company and has served as a Director since the Company's formation in 1954. He was President and Chief Executive Officer from 1965 to June 30, 1996, and has been Chairman of the Board of Directors since 1983. He is Chairman of the Board and holder of the majority voting shares of Curtis Squire, Inc., the Company's largest shareholder. He is also a director of Nortech Systems Incorporated, and The Cerplex Group, Inc.

                      FUNCTIONING OF BOARD AND COMMITTEES

    During the fiscal year ended June 30, 1998, the Board of Directors held five meetings.

    The Company has a standing audit committee, presently composed of Messrs. Bjelland, Hawn, Gregory and Finkelstein and Ms. Hoyt. The committee held two meetings during the fiscal year ended June 30, 1998. The committee's primary responsibilities are to recommend to the Board of Directors the engagement of the Company's independent auditors, review with the independent auditors the plan and results of the audit engagement, and review the adequacy of the Company's internal accounting controls.

    The Company has a standing compensation committee composed of Messrs. Bjelland, Hawn and Ms. Hoyt. The committee's primary responsibilities are to recommend levels of executive compensation to the Board of Directors and to consider and recommend the establishment of various compensation plans for the Company. The compensation committee held three meetings during the last fiscal year.

    The Company does not have a standing nominating committee of the Board of Directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors consists of Mr. Hawn, Mr. Bjelland and Ms. Hoyt, independent outside Directors. The Compensation Committee has responsibility for administering the Company's incentive plans and setting policies that govern annual compensation and long-term incentives for the principal executive officers of the Company.

    The Company's executive compensation program consists of three key components: (1) base salary, (2) short-term incentive compensation in the form of bonuses, and (3) long-term incentives through stock options.

    Base Salary: Shortly before the beginning of each fiscal year, the Compensation Committee reviews annual salary recommendations for the Company's executives made by the Chief Executive Officer and approves, with any modifications it deems appropriate, such recommendations. The annual salary recommendations are made by the Chief Executive Officer, and approved or modified by the Compensation Committee, based upon industry practice and national surveys of compensation packages, as well as evaluations of the individual executive's responsibilities and past and expected future performance.

    Short-Term Incentives: This component is designed to align executive compensation with annual performance of the Company. Based upon the Company's superior performance during fiscal 1998, the Committee approved significant bonuses to the Company's executive officers (excluding the Company's chairman). For fiscal years commencing with the current year, the Committee has adopted a structured bonus program. Each year the Board of Directors will establish an initial earnings per share target. Bonuses will not be paid until the initial earnings per share target is achieved. After the designated target is achieved, a percentage of incremental earnings per share will be allocated to the executive bonus pool. Bonuses will be limited to 40% of base salary for senior executive officers and 30% to 35% for other corporate officers.

    Long-Term Incentive Stock Options: Stock options provide incentive for the creation of shareholder value and align the executive officers' interests directly with those of other shareholders in both the risks and rewards of ownership of the Company's common stock, and are a significant aid in attracting and retaining key executive officers.

    Executive officers are eligible for annual grants of stock options. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for non-executive officers are reviewed and approved by the Committee. All such grants for executive officers are awarded solely by the Committee, based on recommendations of management. As all options are granted at 100% of the market value of the Company's stock on the date of grant, executive officers receive gains from exercised stock options only to the extent that the market value of the stock has increased since the date of option grant.

    The Compensation Committee fixes the salary of the Chief Executive Officer based on a review of competitive compensation data, and the Committee's assessment of his past performance and its expectation as to his future performance in leading the Company. The base salary for Mr. Finkelstein for fiscal 1998 was $500,000, the same as in fiscal 1997. He was also granted a bonus of $100,000 and received options to purchase 30,000 shares of the Company's stock. In arriving at the cash bonus and option awards for Mr. Finkelstein, the Committee considered the performance of the Company and concluded that this bonus and stock option grant were appropriate based upon the Company's performance in fiscal 1998. Effective for fiscal year 1999, the Company has entered into an employment agreement with Mr. Finkelstein. (See "Employment Arrangements" below.)

                                          Rolf F. Bjelland
                                          Van Zandt Hawn
                                          Susan Hoyt
                                          MEMBERS OF THE COMPENSATION COMMITTEE

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION AWARDS
                                  ANNUAL COMPENSATION     --------------------------------------------
                                ------------------------                                ALL OTHER
 NAME AND PRINCIPAL POSITION     FISCAL YEAR   SALARY($)  BONUS($)(1)  OPTIONS(#)   COMPENSATION($)(2)
------------------------------  -------------  ---------  -----------  -----------  ------------------
Myron Kunin                            1998      613,200      --           --            132,044(3)
  Chairman of the Board                1997      600,000      --           --            142,107(3)
                                       1996      600,000      --           --            142,111(3)

Paul D. Finkelstein                    1998      500,000     100,000       30,000        132,846(3)
  President and Chief                  1997      500,000      --           --             28,977
  Executive Officer                    1996      450,000      --           --             28,977

Christopher A. Fox                     1998      250,000     100,000        6,000         16,750
  Executive Vice President             1997      245,000      --            4,000         16,098
                                       1996      250,000      --            6,000         16,101

William E. Halfacre                    1998      250,000     100,000        6,000         16,750
  Senior Vice President,               1997      225,000      --            4,000         14,488
  Retail and Purchasing                1996      225,000      --            6,000         14,488

Gordon B. Nelson                       1998      200,000      80,000        6,000         13,400
  Senior Vice President,               1997      165,000      --            4,000         10,459
  Education and Fashion                1996      165,000      --            6,000         10,625

Bert M. Gross(4)                       1998      200,000      80,000        6,000         13,400
  Senior Vice President,
  General Counsel and
  Secretary

------------------------

(1) 100% of the bonuses reflected in the Summary Compensation Table (50% in the case of Mr. Halfacre) were not actually received as receipt of such amounts was deferred pursuant to the Company's Compensation Deferral Plan. Participants may elect to defer a portion of their compensation to be paid out at a future date specified by the participants. Amounts deferred are subject to the same bankruptcy rules as are the Company's general debt obligations.

(2) Represents the dollar value of shares of the Company and cash allocated to such officers pursuant to the Company's Executive Stock Award Plan, based on the average purchase price for such shares.

(3) Includes life insurance premiums on the lives of Mr. Kunin in amounts of $90,960 for 1998, $103,471 for each of 1997 and 1996, and Mr. Finkelstein in the amount of $99,346 for 1998.

(4) Mr. Gross commenced his employment with the Company as of April 1, 1997.

                              STOCK OPTION GRANTS

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 1998 and the potential value of these stock options and stock appreciation rights determined pursuant to Securities and Exchange Commission requirements.

                                                                                                       POTENTIAL REALIZABLE
                                                                INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                                          ------------------------------               ANNUAL RATES OF STOCK
                                                            % OF TOTAL                                  PRICE APPRECIATION
                                               OPTIONS    OPTIONS GRANTED   EXERCISE OR                   FOR OPTION TERM
                                               GRANTED    TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                                             (#)        FISCAL YEAR       ($/SH)         DATE      5%($)(1)   10%($)(1)
-------------------------------------------  -----------  ---------------  -------------  -----------  ---------  ----------
Myron Kunin                                           0         --              --            --          --          --
Paul D. Finkelstein........................      30,000           9.2%           26.00       5/28/08     490,542   1,243,086
Christopher A. Fox.........................       6,000           1.8%           26.00       5/28/08      98,108     248,617
William E. Halfacre........................       6,000           1.8%           26.00       5/28/08      98,108     248,617
Gordon B. Nelson...........................       6,000           1.8%           26.00       5/28/08      98,108     248,617
Bert M. Gross..............................       6,000           1.8%           26.00       5/28/08      98,108     248,617

------------------------

(1) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                    STOCK OPTION EXERCISES AND OPTION VALUES

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 1998 and the number and value of exercisable and unexercisable stock options held at June 30, 1998.

                                                                    NUMBER OF SECURITIES         VALUE OF
                                                                         UNDERLYING             UNEXERCISED
                                                                         UNEXERCISED           IN-THE-MONEY
                                                                      OPTIONS AT FISCAL      OPTIONS AT FISCAL
                                                                         YEAR-END(#)          YEAR-END($)(1)
                                                                    ---------------------  ---------------------
                                 SHARES ACQUIRED       VALUE            EXERCISABLE/           EXERCISABLE/
NAME                               ON EXERCISE      REALIZED($)         UNEXERCISABLE          UNEXERCISABLE
-------------------------------  ---------------  ----------------  ---------------------  ---------------------
Myron Kunin....................             0                 0         60,000/90,000       1,253,400/1,880,100
Paul D. Finkelstein............             0                 0        60,000/120,000       1,323,600/2,092,200
Christopher A. Fox.............         4,500            91,267         20,300/42,200         393,242/721,208
William E. Halfacre............             0                 0         26,600/20,900         532,643/250,124
Gordon B. Nelson...............             0                 0         20,300/19,100         392,459/209,612
Bert M. Gross..................             0                 0         5,300/13,700          72,836/104,579

------------------------

(1) Value of unexercised in-the-money-options is determined by multiplying the difference between the exercise price per share and $29.56, the closing price per share on June 30, 1998, by the number of shares subject to such options.

                             DIRECTOR COMPENSATION

    Messrs. Bjelland, Gregory, Hawn, David Kunin and Ms. Hoyt, who are not employees of the Company, received fees of $15,000 during the last fiscal year. The Company has granted to each such director options to purchase 4,500 shares of common stock at an exercise price of $26.00 per share.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission's regulations to furnish the Company with copies of all such reports.

    To the knowledge of the Company, based solely on a review of copies of reports filed with the Commission during the fiscal year ended June 30, 1998, all applicable Section 16(a) filing requirements were complied with.

                         COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Company's stock for the last five years with the cumulative total return of the Standard and Poor's 500 Stock Index and the cumulative total return of a peer group index (the "Peer Group") constructed by the Company. The comparison assumes the initial investment of $100 in the Company's common stock, the S&P 500 Index, and the Peer Group on June 30, 1993 and that dividends, if any, were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             REGIS     S & P 500     PEER GROUP
1993         $100.00      $100.00          $100.00
1994         $135.06      $101.41          $106.81
1995         $199.98      $127.84          $108.34
1996         $488.86      $161.08          $140.18
1997         $370.97      $216.98          $155.72
1998         $465.83      $282.42          $329.90

    The Peer Group includes the following companies in the retail specialty business based upon total weighted market capitalization: Ann Taylor Stores Corporation; The Barbers, Hairstyling for Men & Women, Inc.; Deb Shops, Inc.; Gantos, Inc.; The Gap, Inc.; The Limited, Inc.; Musicland Stores Corporation and Perfumania, Inc. The members of the Peer Group were selected by the Company because they operate in a similar retail environment and are primarily located in shopping malls with operations which extend over a wide geographic area. The Barbers, Hairstyling for Men & Women, Inc. is included because its business of franchising hair care salons is comparable to the business of the Company's Supercuts subsidiary.

                            EMPLOYMENT ARRANGEMENTS

    The Company has modified its existing unfunded deferred compensation agreements with its senior executive officers (excluding the Chairman), effective July 1, 1998. Each of these agreements provides that upon such executive's retirement after 20 years' service with the Company or after reaching age 65, or upon such executive's death while disabled or employed by the Company, such executive officer or his or her designated beneficiary will receive 240 monthly payments equal to the greater of (i) 40% of such executive's average monthly base salary for the 60 months immediately preceding the executive's retirement, disability or death, or (ii) $5,000. The agreements also provide for payment of a graduated percentage of such compensation if an executive terminates his or her employment with the Company prior to completing 20 years' service or reaching age 65, with payments to commence when such executive attains age 55. Further, if such executive becomes disabled while employed by the Company, the Company will pay such executive the specified monthly benefit during the period of such disability or until attaining age 65. Payments are conditioned upon the officers not rendering services for any competitor of the Company during the period of the payments. The Company carries insurance on the lives of each of the persons covered by deferred compensation agreements, is entitled to the cash values and the death proceeds from these policies, and may, but is not required to, use cash values or death proceeds from these policies to pay deferred compensation.

    The deferred compensation agreements provide that the executive officers shall be entitled to immediate payment of their monthly benefits, without any reduction based on years of service or early retirement, if their employment terminates following a "Change in Control" which is defined for purposes of the agreements as occurring when a party other than Curtis Squire, Inc. becomes the beneficial owner of 20% or more of the Company's stock, or in the event of a consolidation or merger of the Company in which the Company is not the continuing corporation, or in which the shareholders of the Company do not continue to hold at least a majority of the common stock of the continuing or surviving corporation, or any sale or other transfer of substantially all of the assets of the Company, or in the event of certain changes to the composition of the Company's Board of Directors.

    The Company has entered into an employment agreement, effective beginning with the current fiscal year, with Mr. Finkelstein, its chief executive officer, providing (a) for a base salary of $500,000 per year, increasing annually by the greater of 4% or the percentage increase in the Consumer Price Index, (b) that he will participate in the Company's bonus and stock option programs with other senior executives, and (c) that the Company and Mr. Finkelstein will participate in a split-dollar insurance program whereby a trust established by Mr. Finkelstein has acquired a $5 million combined whole-life/term policy insuring the joint lives of Mr. Finkelstein and his wife. Under this insurance program, the Company will pay a portion of the annual premiums approximately equal to the annual increases in the cash value of the policy and Mr. Finkelstein will transfer funds to the trust for the balance of the premiums. Upon the death of Mr. Finkelstein and his wife or upon surrender of the policy, the Company will receive the amount of the premiums paid by the Company and the trust will receive the remaining proceeds.

    Mr. Finkelstein's agreement also provides for deferred compensation benefits. Upon his retirement after reaching age 65 he will receive lifetime monthly payments equal to 60% of his average base salary for the 60 months immediately preceding his retirement, such payments to be adjusted annually in proportion to any increases in the Consumer Price Index. Upon his death, his wife, if she survives him, will receive during her life one-half of the benefits to which Mr. Finkelstein was entitled during his life. If Mr. Finkelstein voluntarily terminates his employment before reaching age 65, his deferred compensation benefits will be determined on the same basis as those afforded the other executive officers. The Company has funded its future obligations under this agreement through insurance policies on Mr. Finkelstein's life.

                              CERTAIN TRANSACTIONS

    During the last fiscal year, the Company paid Thomas Gregory, a director of the Company, $100,000 for consulting services. Pursuant to an agreement between Mr. Gregory and the Company's wholly-owned subsidiary, Supercuts, Inc., Mr. Gregory will receive $8,333.33 per month through October, 2000 for his services. The Company also paid David Kunin, a director of the Company, $75,000 for his services as Vice President of The Regis Foundation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of August 31, 1998, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director, by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

                                                                                      NUMBER OF SHARES
                                                                                        BENEFICIALLY      PERCENT OF
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP                                             OWNED(2)           CLASS
------------------------------------------------------------------------------------  -----------------  -------------
Curtis Squire, Inc. ................................................................       4,654,711            19.3%
7201 Metro Boulevard
Minneapolis, MN 55439
Myron Kunin(1)

Dresdner RCM Global Investors ......................................................       1,606,800             6.7%
4 Embarcadero Center
Suite 3000
San Francisco, CA 94111

Entrust Capital Inc. ...............................................................       1,525,341             6.4%
650 Madison Avenue
New York, NY 10022

Paul D. Finkelstein.................................................................         354,500             1.5%

Christopher A. Fox..................................................................          96,836           *

William E. Halfacre.................................................................          33,132           *

Rolf F. Bjelland....................................................................          19,875           *

Van Zandt Hawn......................................................................          20,565           *

Susan Hoyt..........................................................................           6,375           *

Thomas L. Gregory...................................................................           6,550           *

David B. Kunin......................................................................          20,000           *

Gordon B. Nelson....................................................................          20,300           *

Bert M. Gross.......................................................................          10,300           *

All executive officers and directors as a group (fifteen persons)(3)................

------------------------

*   less than 1%

(1) Myron Kunin owns a majority of the voting stock of Curtis Squire, Inc., and thereby has sole voting and investment power with respect to all shares of the Company owned by Curtis Squire, Inc.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days: 60,000 shares by each of Messrs. Myron Kunin and Finkelstein, 20,300 shares by Mr. Fox, 26,600 shares by Mr. Halfacre, 18,750 shares by Mr. Bjelland, 12,000 shares by Mr. Hawn, 6,375 shares by Ms. Hoyt, 4,950 shares by Mr. Gregory, 20,000 shares by Mr. David Kunin, 20,300 shares by Mr. Nelson, 5,300 shares by Mr. Gross; and 324,275 shares by all directors and executive officers as a group.

(3) Includes shares held by Curtis Squire, Inc.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ended June 30, 1998 and for the current year ending June 30, 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

    Shareholders who intend to present proposals at the 1999 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 1999 Annual Meeting, must be certain that such proposals are received by the Secretary of the Company, 7201 Metro Boulevard, Minneapolis, Minnesota 55439, not later than July 17, 1999. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for the Company's 1999 Annual Meeting.

    The proxies solicited on behalf of the Board of Directors confer discretionary authority upon the holders of such proxies to vote on any matter presented at the annual meeting if notice of such matter has not been received by the Company by August 2, 1998. Any such notice should be directed to the Secretary of the Company at the Company's executive offices noted above.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1998 is being mailed to the shareholders with this proxy statement.

    The Company will furnish without charge to any shareholder submitting a request a copy of the Company's Form 10-K Annual Report for the year ended June 30, 1998 to the Securities and Exchange Commission, including the financial statements and schedules thereto. Such request should be directed to Bert M. Gross, Secretary of the Company, at its address stated herein.

                                    GENERAL

    The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

    In order that your shares may be represented if you do not plan to attend the meeting, please sign, date and return your proxy promptly. In the event you are able to attend, at your request we will cancel the proxy.

                                          By Order of The Board of Directors
                                          BERT M. GROSS
                                          SECRETARY

September 17, 1998

                              [REGIS CORPORATION]

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 13, 1998

    The undersigned hereby appoints Myron Kunin and Bert M. Gross and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Regis Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 13, 1998, and at any and all adjournments thereof.

1.  Election of directors.

   NOMINEES: Rolf F. Bjelland, Paul D. Finkelstein, Christopher A. Fox, Thomas
    L. Gregory, Van Zandt Hawn,
                   Susan Hoyt, David B. Kunin, Myron Kunin

     / / FOR all nominees above,       / / WITHHOLD AUTHORITY to vote
       except vote                       for all
       withheld from individual          nominees listed above, (if
       nominees                          any).

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
    A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. In their discretion, on such other matters as may properly come before the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the nominees listed in paragraph 1.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                                              DATED _____________________ , 1998
                                              __________________________________
                                                 (SIGNATURE OF SHAREHOLDERS)
                                              __________________________________
                                                 (SIGNATURE OF SHAREHOLDERS)

                                              WHERE STOCK IS REGISTERED JOINTLY
                                              IN THE NAMES OF TWO OR MORE
                                              PERSONS ALL SHOULD SIGN.
                                              SIGNATURE(S) SHOULD CORRESPOND
                                              EXACTLY WITH THE NAME(S) AS SHOWN
                                              ABOVE. PLEASE SIGN AND DATE AND
                                              RETURN PROMPTLY IN THE ENCLOSED
                                              ENVELOPE. NO POSTAGE NEED BE
                                              AFFIXED IF MAILED IN THE UNITED
                                              STATES.